Trinity Capital Inc. Reports Fourth Quarter and Full Year 2023 Financial Results

Record Quarterly Net Investment Income of $25.1 Million in Q4

Record Annual Net Investment Income of $89.9 Million in 2023

Return on Average Equity Hits 16.9% in Q4

PHOENIX (March 6, 2024 /PRNewswire/) -- Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity” or the “Company”), a leading provider of diversified financial solutions to growth-stage companies, today announced its financial results for the fourth quarter and year ended December 31, 2023.

Fourth Quarter 2023 Highlights

•
Record total investment income of $47.8 million, an increase of 15.2% year-over-year
•
Record net investment income (“NII”) of $25.1 million, or $0.57 per basic share, an increase of 15.9% year-over-year
•
Net increase in net assets resulting from operations of $17.7 million, or $0.40 per basic share
•
16.9% Return on Average Equity “ROAE” (NII/Average Equity)
•
8.3% Return on Average Assets “ROAA” (NII/Average Assets)
•
Net Asset Value increased to $13.19 per share, up from $13.17 at the end of Q3
•
Record total gross investment commitments of $340.7 million
•
Record total gross investments funded of $267.4 million, comprised of $220.0 million across six new portfolio companies, $47.1 million across ten existing portfolio companies and $0.3 million into the joint venture (the “JV”)
•
Debt principal repayments of $108.9 million, including $42.9 million from early repayments and refinancings, $41.4 million from scheduled/amortizing repayments and $24.6 million of assets sold to the JV
•
12th consecutive increase in the regular quarterly dividend after the fourth-quarter distribution of $0.50 per share, an increase of 2.0% from the regular dividend declared in the third quarter of 2023

“Trinity had a tremendous year in 2023, marked by record fundings and investment income along with continued growth in our portfolio,” said Kyle Brown, Chief Executive Officer of Trinity. “Our off-balance sheet growth strategies continued to ramp, and we expect them to contribute to our growth in 2024.”

Brown further highlighted, “Our strong performance has allowed us to increase our regular dividend for twelve straight quarters, resulting in distributions of $2.04 per share to our shareholders in 2023. Our commitments to stringent underwriting and rigorous portfolio management remain central to our approach, and we believe that our shareholders will continue to see the benefits of these practices.”

Full Year 2023 Highlights

•
Record total investment income of $181.9 million, an increase of 25.0% year-over-year
•
Record net investment income of $89.9 million, or $2.31 per share, an increase of 25.6% year-over-year
•
Record total gross investments funded of $641.8 million, an increase of 1.7% year-over-year
•
Net investment portfolio growth at cost of $165.7 million, an increase of 14.4% year-over-year
•
Total platform assets under management of $1.5 billion, an increase of 29.0% year-over-year
•
Undistributed earnings spillover of $64.5 million, or $1.39 per share outstanding, based on total shares outstanding at Q4 2023

Fourth Quarter 2023 Operating Results

For the three months ended December 31, 2023, total investment income was $47.8 million, compared to $41.5 million for the quarter ended December 31, 2022. The effective yield on the average debt investments at cost was 16.7% and 15.5% for the periods ended December 31, 2023 and 2022, respectively. Effective yields generally include the effects of fees and income accelerations attributed to early loan repayments and other one-time events and may fluctuate quarter-to-quarter depending on the amount of prepayment activity.

Total operating expenses and excise taxes, excluding interest expense, for the fourth quarter of 2023 were $12.3 million, compared to $9.6 million during the fourth quarter of 2022. The increase was primarily attributable to higher compensation associated with additional headcount and amortization of restricted stock grants.

Interest expense for the fourth quarter of 2023 was $10.4 million, compared to $10.3 million during the fourth quarter of 2022. The increase is primarily attributable to an increase in the weighted average interest rate on the credit facility.

Net investment income was $25.1 million, or $0.57 per share, based on 44.3 million basic weighted average shares outstanding for the fourth quarter of 2023, compared to $21.6 million, or $0.62 per share, for the fourth quarter of 2022 based on 35.1 million basic weighted average shares outstanding.

Net unrealized depreciation of $8.1 million during the fourth quarter of 2023 was primarily attributable to $10.2 million of depreciation related to credit-specific adjustments and $0.4 million of depreciation related to general market conditions, partially offset by $2.5 million related to the impact of interest rate changes.

Net realized gain on investments was $0.8 million, primarily attributable to an early repayment of an equipment financing and warrant settlements.

Net increase in net assets resulting from operations was $17.7 million, or $0.40 per share, based on 44.3 million basic weighted average shares outstanding. This compares to a net decrease in net assets resulting from operations of $1.6 million, or $0.05 per share, based on 35.1 million basic weighted average shares outstanding for the fourth quarter of 2022.

Trinity's higher weighted average shares outstanding for the fourth quarter was attributed to additional shares issued during the year.

Net Asset Value

As of December 31, 2023, total net assets increased to $611.2 million, compared to $569.5 million as of September 30, 2023. The increase in total net assets was primarily driven by net investment income that exceeded the declared dividends as well as the issuance of common stock at a premium to NAV per share, partially offset by net realized and unrealized losses on investments. NAV per share increased to $13.19 from $13.17 in the prior quarter.

Portfolio and Investment Activity

As of December 31, 2023, Trinity’s investment portfolio had an aggregate fair value of approximately $1.3 billion and was comprised of approximately $885.3 million in secured loans, $336.8 million in equipment financings and $53.1 million in equity and warrants across 120 portfolio companies. The Company’s debt portfolio is comprised of 76.8% of loans supported by a first lien and 23.2% of loans supported by a second lien, with 69.0% of the debt portfolio at floating rates based on principal outstanding.

During the fourth quarter, the Company originated approximately $340.7 million of total new commitments and funded approximately $267.4 million, which was comprised of $220.0 million of investments in six new portfolio companies, $47.1 million of investments in ten existing portfolio companies and $0.3 million of investments in the JV. Gross investment fundings during the quarter for secured loans totaled $126.3 million, equipment financings totaled $136.9 million and warrant and equity investments totaled $4.2 million.

Proceeds received from repayments of the Company's debt investments during the fourth quarter totaled approximately $108.9 million, which included $42.9 million from early debt repayments and refinancings, $41.4 million from normal amortization and $24.6 million of investments sold to the JV. The investment portfolio increased by $166.8 million, or approximately 14.5%, on a cost basis, and by $158.6 million, or approximately 14.2%, at fair value as compared to September 30, 2023. Total assets under management, including the assets in the JV, totaled $1.5 billion.

The following table shows the distribution of the Company’s secured loan and equipment financing investments on the 1 to 5 investment risk rating scale at fair value as of December 31, 2023 and September 30, 2023 (dollars in thousands):

		December 31, 2023		September 30, 2023
Investment Risk Rating		Investments at	Percentage of	Investments at	Percentage of
Scale Range	Designation	Fair Value	Total Portfolio	Fair Value	Total Portfolio
4.0 - 5.0	Very Strong Performance	$40,584	3.3%	$34,728	3.3%
3.0 - 3.9	Strong Performance	277,867	22.9%	225,408	21.2%
2.0 - 2.9	Performing	805,730	65.9%	740,097	69.6%
1.6 - 1.9	Watch	56,740	4.6%	38,584	3.6%
1.0 - 1.5	Default/Workout	33,452	2.7%	17,540	1.6%
Total Debt Investments excluding Senior Credit Corp 2022 LLC		1,214,373	99.4%	1,056,357	99.3%
.	Senior Credit Corp 2022 LLC (1)	7,704	0.6%	7,484	0.7%
Total Debt Investments		$1,222,077	100.0%	$1,063,841	100.0%
(1)
An investment risk rating is not applied to Senior Credit Corp 2022 LLC.

As of December 31, 2023, the Company’s secured loan and equipment financing investments had a weighted average risk rating score of 2.7 as compared to 2.8 as of September 30, 2023. Trinity’s grading scale is comprised of numerous factors, two key factors being liquidity and performance to plan. A company may be downgraded as they approach the need for additional capital or if they are underperforming relative to their business plans. Conversely, they may be upgraded upon a capitalization or if they are exceeding their plan. As such, the overall grading may fluctuate quarter-to-quarter.

As of the end of the fourth quarter, secured loans to three portfolio companies and equipment financings to two portfolio companies were on non-accrual status with a total fair value of approximately $43.2 million, or just 3.5% of the Company’s debt investment portfolio at fair value. Subsequent to December 31, 2023, the equipment financing to Core Scientific, Inc. (Nasdaq: CORZ) was removed from non-accrual in connection with its January 2024 emergence from Chapter 11 bankruptcy and Trinity’s receipt of shares of Core Scientific common stock in satisfaction of Trinity’s claims in the bankruptcy.

Liquidity and Capital Resources

As of December 31, 2023, the Company had approximately $141.8 million in available liquidity, including $4.8 million in unrestricted cash and cash equivalents. At the end of the period, the Company had $137.0 million in available borrowing capacity under its credit facility subject to existing terms, advance rates and regulatory and covenant requirements.

As of December 31, 2023, Trinity's leverage or debt-to-equity ratio was approximately 106% as compared to 94% as of September 30, 2023. The increase in the leverage ratio was primarily attributable to additional borrowings under the credit facility to fund portfolio growth.

During the three months ended December 31, 2023, Trinity utilized its ATM offering program to sell 3.1 million shares of its common stock at a weighted average price of $14.81 per share, raising $45.2 million of net proceeds.

As of December 31, 2023, the JV had approximately $98.9 million in available liquidity, including $83.4 million of uncalled capital, $15.4 million of availability under the JV’s credit facility, and $0.1 million of cash and cash equivalents.

Distributions

On December 14, 2023, the Company’s Board of Directors declared a regular and supplemental dividend totaling $0.50 per share with respect to the quarter ended December 31, 2023, which was paid on January 12, 2024, to shareholders of record as of December 29, 2023. The Board of Directors generally determines and announces the Company’s dividend distribution on a quarterly basis.

Conference Call

Trinity will hold a conference call to discuss its fourth quarter and full year 2023 financial results at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) on Wednesday, March 6, 2024.

To listen to the call, please dial (800) 225-9448, or (203) 518-9708 internationally, and reference Conference ID: TRINQ423 if asked, approximately 10 minutes prior to the start of the call.

A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for seven days. To access the replay, please dial (800) 839-7414 or (402) 220-6068.

About Trinity Capital Inc.

Trinity Capital Inc. (Nasdaq: TRIN), an internally managed business development company, is a leading provider of diversified financial solutions to growth-stage companies with institutional equity investors. Trinity Capital's investment objective is to generate current income and, to a lesser extent, capital appreciation through investments, including term loans and equipment financings and equity-related investments. Trinity Capital believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience and track record in lending to growth stage companies. For more information, please visit the Company's website at www.trinitycap.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission ("SEC"). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson
Head of Investor Relations

Trinity Capital Inc.

ir@trincapinvestment.com

TRINITY CAPITAL INC.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	December 31,	December 31,
	2023	2022

ASSETS
Investments at fair value:
Control investments (cost of $43,807 and $43,375, respectively)	$32,861	$37,313
Affiliate investments (cost of $11,006 and $28,580, respectively)	11,335	1,528
Non-Control / Non-Affiliate investments (cost of $1,264,503 and $1,081,629, respectively)	1,230,984	1,055,545
Total investments (cost of $1,319,316 and $1,153,584, respectively)	1,275,180	1,094,386
Cash and cash equivalents	4,761	10,612
Interest receivable	11,206	9,971
Deferred credit facility costs	2,144	2,903
Other assets	17,691	8,567
Total assets	$1,310,982	$1,126,439

LIABILITIES
KeyBank Credit Facility	$213,000	$187,500
2025 Notes, net of $2,015 and $3,948, respectively, of unamortized deferred financing costs	180,485	178,552
August 2026 Notes, net of $1,526 and $2,103, respectively, of unamortized deferred financing costs	123,474	122,897
December 2026 Notes, net of $1,102 and $1,474, respectively, of unamortized deferred financing costs	73,898	73,526
Convertible Notes, net of $1,243 and $1,882, respectively, of unamortized deferred financing costs and discount	48,757	48,118
Distribution payable	23,162	21,326
Security deposits	12,287	15,100
Accounts payable, accrued expenses and other liabilities	24,760	19,771
Total liabilities	699,823	666,790

NET ASSETS
Common stock, $0.001 par value per share (200,000,000 authorized, 46,323,712 and 34,960,672 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively)	46	35
Paid-in capital in excess of par	633,740	480,532
Distributable earnings/(accumulated deficit)	(22,627)	(20,918)
Total net assets	611,159	459,649
Total liabilities and net assets	$1,310,982	$1,126,439
NET ASSET VALUE PER SHARE	$13.19	$13.15

TRINITY CAPITAL INC.

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
INVESTMENT INCOME:
Interest and dividend income:
Control investments	$942	$1,007	$4,179	$5,418
Affiliate investments	659	—	1,025	862
Non-Control / Non-Affiliate investments	43,114	39,593	169,636	132,556
Total interest and dividend income	44,745	40,600	174,840	138,836
Fee and other income:
Affiliate investments	487	—	2,158	—
Non-Control / Non-Affiliate investments	2,602	909	4,857	6,664
Total fee and other income	3,089	909	7,015	6,664
Total investment income	47,834	41,509	181,855	145,500

EXPENSES:
Interest expense and other debt financing costs	10,446	10,284	44,296	34,148
Compensation and benefits	8,434	6,543	33,093	27,189
Professional fees	1,307	1,129	5,407	4,113
General and administrative	1,896	1,520	6,598	6,075
Total expenses	22,083	19,476	89,394	71,525

NET INVESTMENT INCOME/(LOSS) BEFORE TAXES	25,751	22,033	92,461	73,975

Excise tax expense	684	402	2,560	2,389

NET INVESTMENT INCOME	25,067	21,631	89,901	71,586

NET REALIZED GAIN/(LOSS) FROM INVESTMENTS:
Control investments	—	(3,877)	—	(4,210)
Affiliate investments	—	—	(26,251)	(10,241)
Non-Control / Non-Affiliate investments	773	(5,694)	(1,820)	47,304
Net realized gain/(loss) from investments	773	(9,571)	(28,071)	32,853

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:
Control investments	(21)	12,174	(4,884)	719
Affiliate investments	(122)	(7,841)	27,380	(17,635)
Non-Control / Non-Affiliate investments	(7,993)	(17,980)	(7,433)	(117,898)
Net change in unrealized appreciation/(depreciation) from investments	(8,136)	(13,647)	15,063	(134,814)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$17,704	$(1,587)	$76,893	$(30,375)

NET INVESTMENT INCOME PER SHARE - BASIC	$0.57	$0.62	$2.31	$2.26
NET INVESTMENT INCOME PER SHARE - DILUTED	$0.54	0.57	$2.19	$2.14

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC	$0.40	$(0.05)	$1.98	$(0.96)
NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - DILUTED	$0.39	$(0.05)	$1.89	$(0.96)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	44,308,189	35,131,465	38,910,150	31,672,089
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	48,103,914	38,649,085	42,705,875	35,189,709